UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 24, 2007
Date of Report (Date of earliest event reported)

LANGUAGE ENTERPRISES CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

111 N. Sepulveda Blvd., Suite 250
Manhattan Beach, CA	90266
(Address of principal executive offices)	(Zip Code)

(310) 937-1511
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective December 24, 2007, Paul Kirkitelos was appointed to the Board of Directors for Language Enterprises Corp. (the “Company”). Upon Mr. Kirkitelos’ appointment, Jonathan Moore and Naomi Moore resigned from the Company’s Board of Directors. The respective appointments and resignations of Mr. Kirkitelos, Mr. Moore and Mrs. Moore were completed pursuant to the terms of the share transfer agreement (the “Share Transfer Agreement”) entered into between Mr. Kirkitelos, Mr. Moore and Mrs. Moore on November 23, 2007. An information statement pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 promulgated thereunder was filed by the Company with the SEC, and mailed to the Company’s stockholders of record, on December 14, 2007 (the “Information Statement”). There was no disagreement between the Company and Mr. Moore or Mrs. Moore regarding any matter relating to the Company’s operations, policies or practices.

The information required by Items 401(a)(4), (a)(5), (c) and Item 404(a) of Regulation S-B is provided in the Information Statement filed by the Company. The Company does not currently have any compensation arrangements with Mr. Kirkitelos.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANGUAGE ENTERPRISES CORP.

Date: December 24, 2007
By: /s/ Paul C. Kirkitelos

PAUL C. KIRKITELOS
Chief Executive Officer, Chief Financial
Officer, President, Secretary and Treasurer